Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

Triumph Brands, Inc.
Triumph Group Charitable Foundation
Triumph Group Acquisition Corp.
Triumph Group Acquisition Holdings, Inc.
Triumph Controls - Germany GmbH
Triumph Processing, Inc.
Triumph Actuation Systems -Connecticut, LLC
Triumph Aerospace Systems Group, LLC
Triumph Precision Castings Co.
Triumph Fabrications - Fort Worth, Inc.
Triumph Actuation Systems, LLC
Triumph Controls, LLC
Triumph Instruments, Inc.
Triumph Structures - Los Angeles, Inc.
Triumph Engineered Solutions, Inc.
Triumph Structures -Kansas City, Inc.
Nu-Tech Brands, Inc.
CBA Acquisition, LLC
Triumph Controls (Europe) SAS
Constructions Brevetees d'Alfortville (SAS)
Triumph Fabrications - San Diego, Inc.
Triumph Aerospace Systems - Wichita, Inc.
Triumph Gear Systems -Macomb, Inc.
Triumph Airborne Structures, LLC
Triumph Fabrications - Hot Springs, LLC
Triumph Turbine Services, Inc.
Triumph Engineering Services, Inc.
Triumph Aviations Inc.
Triumph Actuation Systems -Valencia, Inc.
The Triumph Group Operations, Inc.
Triumph Gear Systems, Inc.
Triumph Thermal Systems, LLC
Triumph Composite Systems, Inc.
Triumph Aftermarket Services Group, LLC
HT Parts, L.L.C.
Triumph Metals Company
Triumph Aviation Services Asia, Ltd.
Triumph Structures -Wichita, Inc.
Triumph Interiors, LLC
Triumph Aerospace Systems -Newport News, Inc.
Triumph Accessory Services - Grand Prairie, Inc.
Triumph Structures - East Texas, Inc.
Triumph Precision, Inc.
Triumph Insulation Systems, LLC
Triumph Insulation Systems - Germany GmbH

The Mexmil Holding Company LLC
Placas Termodinamicas S.A. de C.V.
Triumph Structures - Long Island, LLC
Triumph Investment Holdings, Inc.
Triumph Receivables, LLC
Triumph Instruments -Burbank, Inc.
Triumph Aerospace Systems Group - UK, Ltd.
Triumph Controls - UK, Ltd.
Triumph Group Holdings - UK, Ltd.
Triumph Actuation & Motion Controls Systems - UK, Ltd.
KAMEX Ltd.
Mexmil China, LLC
Triumph Group Holdings - Mexico, LLC
Triumph Group Investment -Mexico, LLC
Triumph Real Estate - Mexico, LLC
Triumph Group -Mexico S. de R.L. de C.V.
Triumph Group -Mexico Inmobiliaria, S de R.L. de C.V.
Triumph Fabrications - St. Louis, Inc.
Triumph Aerostructures, LLC
VAC Industries, Inc.
Triumph Structures - Everett, Inc.
Triumph Aerostructures Holdings, LLC
Triumph Aerostructures Real Estate Investment Co., LLC
Triumph Vought Aircraft Technical Services (Chengdu) Co. Ltd.
Triumph Processing - Embee Division, Inc.
Triumph Engine Control Systems, LLC